Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-2			Dec-2000
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	0.00	0.00	0.00		0.00
(iii) Security Interest Distributed	1,752,187.50	277,412.80	417,820.66		2,447,420.96

Security Principal Distributed per $1,000	0.0000000	0.0000000	0.0000000
Security Interest Distributed per $1,000	5.1916667	5.4250000	6.8088889
(iv) Principal Collections	13,905,146.35	2,106,825.37	2,528,223.41	2,528,223.41	21,068,418.54
(v) Finance Collections	10,472,714.98	1,586,763.71	1,904,141.28	1,904,141.28	15,867,761.25
Recoveries	1,438,569.93	217,963.59	261,559.72	261,559.72	2,179,652.96
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	11,911,284.91	1,804,727.30	2,165,701.00	2,165,701.00	18,047,414.21
Total Collections	25,816,431.26	3,911,552.67	4,693,924.41	4,693,924.41	39,115,832.75
(vi) Aggregate Amount of Principal Receivables					1,615,319,845.64
Invested Amount (End of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Floating Allocation Percentage	20.8936949%	3.1656888%	3.7988761%	3.7988761%	31.6571360%
Fixed/Floating Allocation Percentage	20.8936949%	3.1656888%	3.7988761%	3.7988761%	31.6571360%
Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
Average Daily Invested Amount					511,364,000.00
(vii) Receivable Delinquencies
Current				79.33%	1,510,713,900.55
30 Days to 59 Days				5.91%	112,574,660.39
60 Days to 89 Days				4.15%	78,945,930.46
90 Days and Over				10.61%	202,134,215.02
Total Receivables				100.00%	1,904,368,706.42
(viii) Aggregate Investor Default Amount					12,842,010.03
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					26.19%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	645,491.80	97,801.09	117,362.84	117,362.84	978,018.57

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					65,936
(xvi) Revolving Receivables Reserve Account Balance					$ 4,884,500.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					10.62%
Minimum Base Rate					8.46%